UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 29, 2022

Activision Blizzard, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15839	95-4803544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 Olympic Boulevard, Building B Santa Monica, CA	90404
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock, par value $.000001 per share	ATVI	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01 - Other Events

On March 29, 2022, Activision Blizzard, Inc. (the “Company”) issued a press release to announce that the United States District Court, Central District of California (the “Court”), indicated it would approve the consent decree entered into by the Company and the U.S. Equal Employment Opportunity Commission. The Court issued its approval on March 29, 2022. The press release is attached as Exhibit 99.1 and is herein incorporated by reference.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated March 29, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 30th day of March, 2022.

Activision Blizzard, Inc.

By:	/s/ Frances Townsend
Name:	Frances Townsend
Title:	Executive Vice President, Corporate Affairs, Corporate Secretary and Chief Compliance Officer